Exhibit T3E(2)
                                                                  --------------

                 IT IS ESSENTIAL THIS ENTIRE FORM BE COMPLETED,
                     INCLUDING SUBSTITUTE FORM W-9 ON PAGE 6

                              LETTER OF TRANSMITTAL
                 To Tender Shares of Common Stock of NIBCO INC.
             Pursuant to Offering Circular Dated September ___, 2004

TO:  NIBCO INC.
     1516 Middlebury Street                          (Delivery to any
     Elkhart, Indiana 46516                          other address does not
     Attention: Secretary of the Corporation         constitute valid delivery.)
                                                     ---------------------------

Ladies and Gentlemen:

        I/We (the Shareholder) authorize the exchange of shares of Common Stock of NIBCO INC. represented by the enclosed certificates for Unsecured Subordinated Debentures ("Debentures") pursuant to Offering Circular dated September ___, 2004, receipt of which is hereby acknowledged, and which, together with this Letter of Transmittal, constitutes the "Offer." Shareholder certifies that Shareholder is the record owner of NIBCO INC. Common Stock and such Shareholder is tendering either (i) the required minimum number of 50 shares of Common Stock or (ii) if less than 50 shares, all shares, but not less than all shares, owned by such Shareholder.

        Subject to, and effective upon, acceptance for exchange of the shares tendered herewith, Shareholder hereby sells, assigns and transfers to NIBCO INC. all right, title and interest in and to, or upon the order of, the Company all the shares listed below.

        The undersigned hereby irrevocably constitutes and appoints NIBCO INC. as the true and lawful agent and attorney-in-fact of the undersigned with respect to such shares with full power of substitution to (i) present such shares for transfer of ownership on the books of NIBCO INC., and (ii) receive all benefits and otherwise exercise all rights of ownership of such shares all in accordance with the terms and conditions of the Offer as described in the Offering Circular. The foregoing power of attorney is deemed to be an irrevocable power coupled with an interest.

        Shareholder hereby represents and warrants that the Shareholder has full power and authority to tender, sell, assign and transfer the shares tendered hereby and that when the same are accepted for exchange pursuant to the Offer, NIBCO INC. will acquire good and unencumbered title to the shares, free and clear of all liens, restrictions, charges, agreements, encumbrances and claims. Shareholder, upon request, will execute and deliver any additional documents deemed by NIBCO INC. to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

        Shareholder hereby acknowledges that regardless of any term of the Offer, NIBCO INC. will not be required to accept for exchange, or exchange Debentures for, any shares, and NIBCO INC. may terminate the Offer at any time before the expiration date if:

        o such acceptance or the issuance of the Subordinated Debentures in exchange therefore would violate any terms, conditions or provisions of the Company's Articles of Incorporation or By-Laws, or which, in the Company's sole discretion, would conflict or result in a breach of any terms, conditions or provisions of any agreement or instrument to which the Company is now or hereafter becomes a party or by which it is now or hereafter becomes bound, or which would constitute a default;

        o there is a change in the Company's business or financial affairs, including those of any subsidiary, which, in the Company's sole judgment, might impair its ability to proceed with the Offer or materially impair the expected benefits of the Offer to the Company;

        o any action or proceeding is instituted or threatened with respect to the Offer which, in the Company's sole discretion, might materially impair the Company's ability to proceed with the Offer or might materially impair the expected benefits of the Offer to the Company;

        o any law, statute, rule or regulation is proposed, adopted or enacted which, in the Company's sole discretion, might materially impair the Company's ability to proceed with the Offer or might materially impair the expected benefits of the Offer to the Company;

        o       there has occurred

                - any declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority that adversely affects the extension of credit to the Company;

                - a commencement of war, armed hostilities or other similar international calamity directly or indirectly involving the United States;

                -       any  general   suspension   of  trading  in  or  general
                        limitation on prices for securities traded on the national stock exchanges or markets in the United States;

                - or, in the event any of the foregoing exists at the time of commencement of the Offer, a material acceleration or worsening thereof.

        o the Company has not obtained governmental approval which it believes, in its sole discretion, is necessary for the consummation of the Offer as contemplated in the Offering Circular; or

        o the acceptance of the shares by the Company in exchange for the Debentures with respect to a particular Shareholder or Shareholders would not be in compliance with the laws of any applicable jurisdiction.

        Shareholder acknowledges that any question as to the form of all documents and the validity (including time of receipt) and acceptance of tenders will be determined by the Company, in its sole discretion, which determination is final and binding. The Company has the absolute right to reject any tenders not in proper form or the acceptance of which would, in the opinion of the Company's counsel, be unlawful. The Company also has the right to waive any of the conditions of the Offer or any defect or irregularity of any tender. No tender will be deemed to have been properly made unless and until all defects and irregularities have been cured or waived. The Company has no duty to notify the Shareholder of any defects or irregularities in tenders.

        Shareholder acknowledges that all tenders duly and validly made are irrevocable and may not be withdrawn unless the Company consents or the Offer is suspended or terminated. No withdrawal may be effected after the closing of the Exchange Offer and acceptance by the Company of the tenders.

                         DESCRIPTION OF SHARES TENDERED
                                (Please Complete)

         Common Stock of NIBCO INC.:


                               Number of Shares
                                Represented by                Number of
  Certificate Number(s)         Certificate(s)             Shares Tendered
--------------------------   -----------------------    ---------------------

--------------------------   -----------------------    ---------------------

--------------------------   -----------------------    ---------------------

--------------------------   -----------------------    ---------------------

--------------------------   -----------------------    ---------------------

                 (Attach additional signed sheets if necessary.)


                              ISSUANCE INSTRUCTIONS

        Please register the Debenture issued in exchange for the shares tendered hereby as follows:

        (i)     _____  Please  issue the  Debenture  in the same name(s) as the shares tendered hereby.


        (ii)    _____   Please  issue  the  Debentures  in the name and  address
                        listed below*:

                        Name:
                              -----------------------------------------------

                        Name:
                              -----------------------------------------------

                        Name:
                              -----------------------------------------------

                        Address:
                                 --------------------------------------------


                        Address:
                                 --------------------------------------------

                        Address:
                                 --------------------------------------------


                 (Attach additional signed sheets if necessary.)

        * Registering the Debentures in a name other than the registered holder of the shares being tendered could constitute a gift or sale. You should consult your tax advisor.

        If you fail to select an option, the Debenture will be issued in the same name(s) as the shares tendered hereby.

                              DELIVERY INSTRUCTIONS
                                (Select One Only)

        (i)     _____   Please  send the Debenture to the following address:


                        ---------------------------------------------------

                        ---------------------------------------------------

                        ---------------------------------------------------

                        ---------------------------------------------------



        (ii)    _____   Please send the Debentures to the address of Shareholder
                        as it appears on the record books of NIBCO INC.


                           SELECTION OF MATURITY DATE
                                (Select One Only)

         Please issue the Debenture exchanged for the shares tendered hereby with a maturity of:

       (i)    _____     Five (5) years;

       (ii)   _____     Seven (7) years; or

       (iii)  _____     Ten (10) years.


                           SELECTION OF INTEREST RATE
                                (Select One Only)

        Please issue the Debenture exchanged for the shares tendered hereby with interest at:

        (i)     _____   The Fixed Rate; or
        (ii)    _____   The Variable Rate.


                        SELECTION OF MANNER OF RECEIVING

                                INTEREST PAYMENTS
                                (Select One Only)

        (i)     _____   By mail to the  address  listed  above under the heading
                        "ISSUANCE INSTRUCTIONS."

        (ii)    _____   By electronic transfer to the account listed below:

                        Bank Name:
                                  ----------------------------------------------
                        City and State of Bank:
                                               ---------------------------------
                        Name of Account Holder:
                                               ---------------------------------
                        Account Number:
                                       -----------------------------------------
                        ABA or Routing Number:
                                              ----------------------------------

                PLEASE SIGN HERE AND PRINT NAME BENEATH SIGNATURE


                                      x
                                        ----------------------------------------

                                      Printed:
                                               ---------------------------------

                                      Date Signed:
                                                    ----------------------------


                                      x
                                        ----------------------------------------

                                      Printed:
                                               ---------------------------------

                                      Date Signed:
                                                    ----------------------------


                                      x
                                        ----------------------------------------

                                      Printed:
                                               ---------------------------------

                                      Date Signed:
                                                    ----------------------------


                                      Address:
                                               ---------------------------------

                                      Area Code and Telephone Number:

                                      ------------------------------------------

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signatures are by Trustees, Executors, Administrators, Guardians, Attorneys-in-Fact, Officers of Corporations or other persons acting in a fiduciary or representative capacity, please set forth full title and submit evidence of authority to act along with this Letter of Transmittal.)


                       METHOD OF DELIVERY FOR SHAREHOLDER

Tenders shall be made by mail to NIBCO INC., 1516 Middlebury Street, Elkhart, Indiana 46516, Attention: Investor Relations. Delivery by registered mail with return receipt requested, properly insured, is recommended. The method of delivery of shares tendered hereby and all other required documents is at the election and risk of the owner.

                            IMPORTANT TAX INFORMATION

        Under Federal income tax law, a shareholder whose tendered shares are accepted for exchange is required by law to provide NIBCO INC. with his or her correct taxpayer identification number. If such shareholder is an individual, the taxpayer identification number is his or her social security number. If the correct taxpayer identification number is not provided, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such shareholder may be subject to backup withholding.

        Exempt shareholders, including, among others, all corporations and certain foreign individuals, are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, he or she must submit a statement, signed under penalties of perjury, attesting to his or her exempt status. Such statements can be obtained from NIBCO INC. Additional instructions may be obtained by contacting the NIBCO INC. at 1516 Middlebury Street, Elkhart, Indiana 46516, Attention: Investor Relations, Phone: 574-295-3353.

        If backup withholding applies, NIBCO INC. is required to withhold 28% of interest payments made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9.
        To prevent backup withholding on payments that are made to you on a Debenture, you are required to notify NIBCO INC. of your correct taxpayer identification number ("TIN") by completing the form below, certifying the taxpayer identification number provided on Substitute Form W-9 is correct (or that you are awaiting a taxpayer identification number) and that (i) you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of failure to report all interest or dividends, or (ii) the Internal Revenue Service has notified you that you are no longer subject to backup withholding.

    ----------------------- ----------------------------- -----------------------------------------------------
          SUBSTITUTE        PLEASE PROVIDE YOUR TIN IN             Social security number
           Form W-9         THE BOX AT RIGHT AND
                            CERTIFY BY SIGNING AND           OR _________________________________________
                            DATING BELOW                                Employer identification number
                            ----------------------------- -----------------------------------------------------

                            Certification

      Department of the     Under penalties of perjury, I certify that:
           Treasury         1.     The  number  shown on this form is my correct taxpayer identification number
       Internal Revenue            (or  I  am waiting for a number to be issued to me), and
           Service          2.     I  am  not  subject  to  backup   withholding because:
                                   (a)      I am exempt from backup withholding, or
     Payer's Request for           (b)      I have  not  been  notified  by the Internal Revenue Service (IRS)
           Taxpayer                         that I am subject to backup  withholding as a result of a failure
    Identification Number                   to report all interest or dividends, or
            (TIN)                  (c)      the IRS has  notified  me that I am no longer subject to backup withholding, and

                            3. I am a U.S. person (including a U.S.  resident alien).  Certification
                            Instructions.  You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding  because you have failed to report all interest and dividends on your tax return.
                            -----------------------------------------------------------------------------------
                            The  Internal  Revenue  Service  does not  require  your  consent to any provision of this  document  other than the  certifications  required to avoid backup withholding.
    ----------------------- -----------------------------------------------------------------------------------
          Sign Here         Signature of
                            U.S. Person:  _______________________________Date:____________________

    -----------------------------------------------------------------------------------------------------------
              For U.S. Payee Exempt From Backup Withholding, write "Exempt" below and sign and date.
                                         ----------------------------
    Signature:___________________________________________________________Date:__________________
    -----------------------------------------------------------------------------------------------------------

Additional instructions for completing the Substitute Form W-9 follow.

What Name and Number to Enter on W-9.


              If you (the  registered  Shareholder)  are an individual,  enter your social  security number ("SSN").  If you are a corporation,  enter the corporation's  employer  identification number ("EIN"). If you are a resident alien and you do not have and are not eligible to get a
       SSN or EIN,  enter  your  individual  taxpayer  identification  number  ("TIN") in the social security  number  box.  If you are a sole  proprietor,  enter your SSN.  If you are a limited liability  company  ("LLC") that is disregarded as an entity  separate from its owner and are owned by an individual,  enter your SSN. If the owner of a disregarded  LLC is a corporation, partnership, etc., enter the owner's EIN. See table below:

---------------------------------------------------------------- -------------------------------------------------------
                   For this type of account:                                     Give name and SSN of:
                   -------------------------                                     ---------------------

 1.        Individual                                                   The individual
 2.        Two or more individuals (joint account)                      The actual owner of the account or, if combined
                                                                        funds, the first individual on the account 1
 3.        Custodian account of minor (Uniform Gift to Minors           The minor 2
           Act)
 4. a.     The usual revocable savings trust (grantor is also           The grantor-trustee 1
           trustee)
    b.     So-called trust account that is not a legal or               The actual owner 1
           valid trust under state law
 5. Sole proprietorship                                                 The owner 3
---------------------------------------------------------------- -------------------------------------------------------
                        For this type of account:                                Give name and EIN of:
                        -------------------------                                ---------------------

 6. Sole proprietorship                                                 The owner 3
 7. A valid trust, estate or pension trust                              Legal entity 4
 8. Corporate                                                           The corporation
 9. Association, club, religious, charitable,                           The organization
    educational, or other tax-exempt organization
10. Partnership                                                         The partnership
11. A broker or registered nominee                                      The broker or nominee
12. Account with the Department of Agriculture in the                   The public entity
    name of a public entity (such as a state or local
    government, school district, or prison) that receives
    agricultural program payments
---------------------------------------------------------------- -------------------------------------------------------

1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
2      Circle the minor's name and furnish the minor's SSN.
3 You must show your individual name, but you may also enter your business or "DBA" name. You may use either your SSN or EIN (if you have one).
4 List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title).

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

       If you do not have a TIN, write "Applied For" in the space for the TIN, sign and date form. This means that you have already applied for a TIN or that you intend to apply soon.

       If the shares are in more than one name or not in the name of the owner, contact NIBCO INC. for information.